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                               UNITED STATES

                     SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, D.C.

                          SCHEDULE 14A INFORMATION

              PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [  ]
Filed by a Party other than the Registrant [X]

Check the appropriate box:
[ ]    Preliminary Proxy Statement
[ ]    Confidential, for Use of the Commission Only (as permitted by Rule14a-6(e)(2))
[ ]    Definitive Proxy Statement
[X]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to Rule 14a-12

                         BEVERLY ENTERPRISES, INC.
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              (Name of Registrant as Specified in its Charter)

                             ARNOLD M. WHITMAN
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        (Name of Person(s) Filing Proxy Statement, if other than the
                                Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]   No fee required

[ ]   Fee computed on table below per Exchange Act
      Rules 14a-6(i)(1) and 0-11.

      (1) Title of each class of securities to which transaction applies:

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      (2)  Aggregate number of securities to which transaction
           applies:

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      (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

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      (4)  Proposed maximum aggregate value of transaction:

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      (5)  Total fee paid:

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[ ]   Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      (1)  Amount Previously Paid:

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      (2)  Form, Schedule or Registration Statement No.:

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      (3)  Filing Party:


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      (4)  Date Filed:

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FOR IMMEDIATE RELEASE
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                                    CONTACTS:         MEDIA:
                                                      Jim Barron/Debbie Miller
                                                      Citigate Sard Verbinnen
                                                      (212) 687-8080
                                                      INVESTORS & ANALYSTS:
                                                      MacKenzie Partners, Inc.
                                                      Larry Dennedy 212-929-5239
                                                      Bob Marese 212-929-5405
                                                      Dan Burch 212-929-5748

         FORMATION CAPITAL ISSUES STATEMENT ON BEVERLY ENTERPRISES
                  ANNOUNCEMENT TO PURSUE SALE OF COMPANY

ALPHARETTA, GA, MARCH 22, 2005 - Formation Capital LLC, Franklin Mutual Advisers, LLC and Appaloosa Management L.P. today issued the following statement in response to Beverly Enterprises, Inc.'s (NYSE: BEV) announcement that it is pursuing an auction process to sell the Company.

"We will evaluate the details of Beverly's process, including the terms of Beverly's proposed standstill and confidentiality agreement when we receive them, to satisfy ourselves that all bidders participating in the process will be treated fairly and equally."

IMPORTANT INFORMATION
On March 14, 2005, Arnold Whitman filed a definitive proxy statement with the SEC for the solicitation of the stockholders of Beverly Enterprises in connection with the Company's 2005 annual meeting of stockholders. Security holders of Beverly Enterprises are urged to read the proxy statement and any other proxy solicitation materials filed by Mr. Whitman because they contain (or will contain) important information. Mr. Whitman and certain other persons may be deemed to be "participants in the solicitation" (as defined in Instruction 3 to Item 4 of Schedule 14A of the Securities and Exchange Act of 1934, as amended) of the stockholders of Beverly Enterprises in connection with the Company's 2005 annual meeting of stockholders. A list of these persons and a description of their interests in the solicitation is included in the definitive proxy statement.

Investors may obtain a free copy of the definitive proxy statement and other documents filed by Mr. Whitman with the SEC at the SEC's website at www.sec.gov. Investors will also be able to obtain a free copy of the definitive proxy statement and these other documents by contacting MacKenzie Partners, Inc., the proxy solicitor retained in connection with the solicitation, at (212) 929-5500 (call collect) or (800) 322-2885 (call toll-free) or by email at proxy@mackenziepartners.com.

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